                                                                       EXHIBIT 5
                                                                       ---------


                              PALMER & DODGE LLP
Telephone: (617) 573-0100     One Beacon Street,     Facsimile: (617) 227-4420
                            Boston, MA 02108-3190

                                                  May 5, 2000

Dataware Technologies, Inc.
One Canal Park
Cambridge, MA 02141

     We are rendering this opinion in connection with the Registration Statement on Form S-3 (the "Registration Statement") filed by Dataware Technologies, Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, on or about the date hereof. This opinion supersedes any opinions previously filed with respect to the shares covered by this Registration Statement. The Registration Statement relates to 200,000 shares of the Company's common stock, $.01 par value per share (the "Shares"), proposed to be sold by a selling stockholder named in the Registration Statement and 158,330 shares that will be issued upon exercise of options (the "Options") granted to two selling stockholders named in this Registration Statement (the "Option Shares"). We understand that the Shares and the Option Shares are to be offered and sold in the manner described in the Registration Statement.

     We have acted as your counsel in connection with the preparation of the Registration Statement. We are familiar with the proceedings of the Board of Directors in connection with the authorization, issuance and sale of the Shares and authorization of the Options. We have examined such other documents as we consider necessary to render this opinion.

     Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and are validly issued, fully paid and non-assessable, and upon exercise of the Options in accordance with their terms, the Option Shares will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion as a part of the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus filed as part thereof.

                                 Very truly yours,

                                 /s/ PALMER & DODGE LLP

                                 Palmer & Dodge LLP

                                     II-7